UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2009

SEMITOOL, INC.

(Exact Name of Registrant as Specified in its Charter)

Montana	0-25424	81-0384392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 West Reserve Drive, Kalispell, Montana 59901

(Address of Principal Executive Offices) (Zip Code)

(406) 752-2107

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of November 16, 2009 (the “Merger Agreement”), by and among Applied Materials, Inc., a Delaware corporation (“Applied”), Jupiter Acquisition Sub, Inc., a Montana corporation and wholly owned subsidiary of Applied (“Acquisition Sub”), and Semitool, Inc., a Montana corporation (the “Company”), on December 21, 2009, Applied caused the Company to merge with and into Acquisition Sub (the “Merger”) in accordance with Montana law that authorizes the completion of the Merger without a vote or meeting of the shareholders of the Company. Acquisition Sub was the surviving corporation in the Merger and continues to exist as a direct, wholly owned subsidiary of Applied. As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the Nasdaq Global Select Market (“Nasdaq”). Accordingly, on December 21, 2009, at the Company’s request, Nasdaq filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25, thereby effecting the delisting of the Shares from Nasdaq.

The foregoing summary description of the Merger Agreement does not purport to be complete and is entirely qualified by reference to the terms of the Merger Agreement, a copy of which was included as Exhibit (d)(1) to the Tender Offer Statement on Schedule TO, filed with the SEC on November 19, 2009, and which is incorporated by reference herein.

The disclosure under Item 5.01 is incorporated herein by reference.

ITEM 3.03 Material Modification to Rights of Security Holders.

The disclosure under Items 3.02 and 5.02 is incorporated herein by reference.

ITEM 5.01 Change in Control of Registrant.

On November 19, 2009, pursuant to the terms of the previously announced Merger Agreement, Acquisition Sub commenced a cash tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, no par value per share (the “Shares”) at a price of $11.00 per share, net to the seller in cash, without interest thereon and less any required withholding tax (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 19, 2009, as amended or supplemented from time to time (the “Offer to Purchase”) and the related Letter of Transmittal.

The Offer expired at 12:00 midnight, one minute after 11:59 pm, Eastern Standard Time, on December 17, 2009. On December 18, 2009, Applied announced that, based on final information provided by BNY Mellon Shareowner Services, the Depositary for the Offer, 31,383,084 Shares (including 1,623,114 of such Shares tendered to the Depositary pursuant to the Offer’s guaranteed delivery procedures) were validly tendered and not withdrawn immediately prior to the expiration of the Offer, that Acquisition Sub has accepted such Shares for payment in accordance with the terms of the Offer and that Acquisition Sub will promptly pay for such Shares. Applied provided sufficient funds for Acquisition Sub to acquire all of the outstanding Shares. Following acceptance for payment of such Shares, Applied and Acquisition Sub owned over 95% of the outstanding Shares.

On December 21, 2009, pursuant to the terms of the Merger Agreement, Applied caused the Company to merge with and into Acquisition Sub (the “Merger”) in accordance with Montana law that authorizes the completion of the Merger without a vote or meeting of the shareholders of the Company. Acquisition Sub was the surviving corporation in the Merger and continues to exist as a direct, wholly owned subsidiary of Applied.

At the effective time of the Merger, each remaining publicly held Share (other than Shares held by Applied, the Company or their respective subsidiaries, or held by shareholders of the Company who properly assert their dissenters’ rights under Montana law) was automatically converted into the right to receive the an amount per share equal to the Offer Price (the “Merger Consideration”). Company shareholders immediately prior to the Merger ceased to have any rights as shareholders of the Company (other than the right to receive their Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.

Based on the Offer to Purchase and subsequent short-form Merger, the per Share consideration of $11.00 and the number of outstanding Shares, the transaction value is approximately $362 million.

The foregoing summary description of the Merger Agreement does not purport to be complete and is entirely qualified by reference to the terms of the Merger Agreement, a copy of which was included as Exhibit (d)(1) to the Tender Offer Statement on Schedule TO, filed with the SEC on November 19, 2009, and which is incorporated by reference herein.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Pursuant to the previously announced Merger Agreement, all of the Company’s directors resigned immediately prior to the effective time of the Merger and the directors of Merger Sub immediately prior to the effective time of the Merger remained the directors of the surviving corporation in the Merger . None of the resigning directors of the Company states that such director’s resignation related to any disagreement relating to the Company’s operation, policies and practices.

Pursuant to the previously announced Merger Agreement, all of the executive officers of the Company resigned immediately prior to the effective time of the Merger and the executive officers of Merger Sub immediately prior to the effective time of the Merger remained the executive officers of the surviving corporation in the Merger.

ITEM 8.01. Other Events.

On December 21, 2009, Applied issued a press release relating to the closing of the Merger, a copy of which is furnished as Exhibit 99.1 hereto. Information presented in the Company’s press release shall not be deemed to have been filed for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by Applied Materials, Inc. on December 21, 2009 (incorporated by reference to the Form 8-K filed by Applied Materials, Inc. with the Securities and Exchange Commission on December 21, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMITOOL, INC.

Dated: December 21, 2009

	By:	/S/ LARRY A. VIANO
Larry A. Viano
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, issued by Applied Materials, Inc. on December 21, 2009 (incorporated by reference to the Form 8-K filed by Applied Materials, Inc. with the Securities and Exchange Commission on December 21, 2009).